Exhibit 107.1

Calculation of Filing Fee Table

Form S-8

Urban One, Inc.

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A Common Stock $0.001 par value per share, to be issued under the Amended and Restated Urban One 2019 Equity and Performance Incentive Plan	Rule 457(c)	750,000	$1.53	$1,147,500	0.0001531	$175.68
Equity	Class D Common Stock $0.001 par value per share, to be issued under the Amended and Restated Urban One 2019 Equity and Performance Incentive Plan	Rule 457(c)	7,000,000	$1.10	$7,700,000	0.0001531	$1178.87
	Total Offering Amounts:		7,750.000		$8,847,500		$1,354.55
					Total Fee Offsets:		$0.00
					Net Fee Due:		$1,354.55
(1)Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional shares of Class A and/or Class D Common Stock that become available under the foregoing plans in connection with changes in the number of outstanding shares of Class A and/or Class D Common Stock because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and any other securities with respect to which the outstanding shares are converted or exchanged.

(2)Estimated in accordance with Rule 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The maximum price per Security and the maximum offering price are based on the average of $1.58 (high) and $1.48 (low) sale price of the Registrant's Class A Common Stock as reported on the NASDAQ Capital Market on November 8, 2024, which date is within five business days prior to filing this registration statement. The maximum price per Security and the maximum offering price are based on the average of $1.16 (high) and $1.04 (low) sale price of the Registrant's Class D Common Stock as reported on the NASDAQ Capital Market on November 8, 2024, which date is within five business days prior to filing this registration statement.